+Exhibit 99.1

News Release - For Immediate Release January 29, 2025	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL SECOND QUARTER AND YEAR-TO-DATE 2025 FINANCIAL RESULTS

QUINCY, Massachusetts, January 29, 2025 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced a net loss of $162,000, or $0.03 per basic and diluted share, for the three months ended December 31, 2024, a net loss of $6,000, or $0.00 per basic and diluted share, for the three months ended September 30, 2024, and a net loss of $210,000, or $0.03 per basic and diluted share, for the three months ended December 31, 2023.

For the six months ended December 31, 2024, the Company recorded a net loss of $168,000, or $0.03 per basic and diluted share, compared to a net loss of $87,000, or $0.01 per basic and diluted share, for the six months ended December 31, 2023.

Michael E. McFarland, President and Chief Executive Officer, states “Returns on interest-earning assets continue to show improvement while the cost of deposits have peaked and short-term instruments should continue to decline. We continue to focus on loan growth and expense reductions. As our assets continue to reprice higher and our liabilities, including both deposits and wholesale funding, reprice lower, conditions have become more favorable. While this market environment has been extraordinarily challenging we continue to be optimistic.”

Second Quarter Operating Results

Net interest income, on a fully tax-equivalent basis, increased by $45,000, or 2.7%, to $1.7 million for the three months ended December 31, 2024, from $1.7 million for the three months ended September 30, 2024. The net interest margin increased by six basis points to 1.98% for the three months ended December 31, 2024, from 1.92%, for the three months ended September 30, 2024. Interest income increased $43,000, or 1.3%, due to a $50,000 increase in interest and dividends on securities, a $12,000 increase in interest on cash and short-term investments, offset by a decrease of $19,000 in interest and fees on loans. Interest expense decreased $2,000, or 0.1%, to $1.6 million for the three months ended December 31, 2024, from $1.6 million for the three months ended September 30, 2024. The increase in net interest income was due to higher average yields on interest-earning assets as assets with lower rates are replaced with interest-earning assets with higher rates.

Net interest income, on a fully tax-equivalent basis, increased by $44,000, or 2.6%, to $1.7 million for the three months ended December 31, 2024, from $1.7 million for the three months ended December 31, 2023. The net interest margin decreased by four basis points to 1.98% for the three months ended December 31, 2024, from 2.02%, for the three months ended December 31, 2023. Interest income increased $453,000, or 16.0%, due to a $153,000 increase in interest and dividends on securities, a $293,000 increase in interest on cash and short-term investments and a $7,000 increase in interest and fees on loans. Interest expense increased $409,000, or 35.1%, to $1.6 million for the three months ended December 31, 2024, from $1.2 million for the three months ended December 31, 2023. The increase in net interest income was due to higher average yields on interest-earning assets as assets earning lower yields are replaced with interest-earning assets earning higher yields.

The Company recorded reversals of the provision for credit losses of $79,000, $71,000 and $104,000, for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively. The $15,000 reversal for credit losses for securities held to maturity was primarily due to improvements in economic conditions for the three months ended December 31, 2024. The $33,000 provision for credit losses for off-balance sheet exposures was primarily due to an increase of $2.9 million in unfunded commitments at December 31, 2024. The $97,000 reversal for credit losses for loans was primarily due to improvements in economic conditions, lower loan balances and continued strong asset quality for the three months ended December 31, 2024. The allowance for credit losses on

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

loans as a percentage of total loans was 0.83%, 0.89%, and 0.93%, at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

Non-interest income decreased $5,000, or 2.9%, to $165,000 for the three months ended December 31, 2024, from $170,000 for the three months ended September 30, 2024, due to a decrease of $5,000 in customer service fees.

Non-interest income decreased $7,000, or 4.1%, to $165,000 for the three months ended December 31, 2024, from $172,000 for the three months ended December 31, 2023, primarily due to a decrease of $8,000 in other income.

Non-interest expense increased $173,000, or 9.2%, to $2.0 million for the three months ended December 31, 2024, from $1.9 million for the three months ended September 30, 2024. The increase was primarily due to a $177,000 increase in salaries and employee benefit expense due to normal employee merit salary and benefit increases, offset by a reduction in pension costs of $60,000 and a $48,000 increase in other general and administrative expenses due to an increase in annual meeting expense of $29,000, an increase in directors compensation of $7,000 and an increase in legal expense of $5,000.

Non-interest expense decreased $65,000, or 3.0%, to $2.0 million for the three months ended December 31, 2024, from $2.1 million for the three months ended December 31, 2023. The decrease was primarily due to a $49,000 decrease in salaries and employee benefit expense, primarily due to a reduction in pension costs of $68,000, offset by an increase in health insurance expense of $8,000 and an increase in salaries expense of $10,000, and a $24,000 decrease in other general and administrative expenses, primarily due to a decrease in printing expense of $7,000, a decrease in audit expense of $6,000 and a decrease in insurance expense of $8,000.

The Company recorded a provision for income tax of $51,000 for the three months ended December 31, 2024, compared to a provision for income taxes of $19,000 for the three months ended September 30, 2024. The increase of $32,000 in the provision for income taxes for the three months ended December 31, 2024 was due to the increase in the deferred tax valuation allowance on the charitable contribution carryover.

The Company recorded a provision for income tax of $51,000 for the three months ended December 31, 2024, compared to a provision for income taxes of $16,000 for the three months ended December 31, 2023. The increase of $35,000 in the provision for income taxes for the three months ended December 31, 2024 was due to the increase in the deferred tax valuation allowance on the charitable contribution carryover.

Year-to-Date Operating Results

Net interest income, on a fully tax-equivalent basis, decreased by $124,000, or 3.5%, to $3.4 million for the six months ended December 31, 2024, from $3.5 million for the six months ended December 31, 2023. The net interest margin decreased by 17 basis points to 1.95% for the six months ended December 31, 2024, from 2.12% for the six months ended December 31, 2023. Interest income increased $935,000, or 16.7%, due to a $578,000 increase in interest on cash and short-term investments, a $288,000 increase in interest and dividends on securities, and a $69,000 increase in interest and fees on loans. These changes reflect an overall increased yield on interest-earning assets of 39 basis points as interest-earning assets earning lower yields are replaced with interest-earning assets earning higher yields. The increase in interest income benefited from an increase in the average balance of cash and short-term investments of $22.7 million, partially offset by a decrease in the average balance of loans of $6.2 million and a decrease in the average balance of securities of $1.1 million. Interest expense increased $1.1 million, or 50.6%, due to an increase of $984,000 in interest expense on interest-bearing deposits, and a $75,000 increase in interest expense on Federal Home Loan Bank ("FHLB") advances. The increase in interest expense on interest-bearing deposits reflected a 74 basis point increase in the average cost, primarily due to the higher interest rate environment and an increased percentage of higher cost certificates of deposit in the portfolio. The increase in interest expense on FHLB advances was due to a $4.4 million, or 74.0%, increase in the average balance of FHLB advances for the six months ended December 31, 2024, offset by a 90 basis point decrease in the average cost of FHLB advances as newer advances were borrowed at lower rates.

The Company recorded a reversal of the provision for credit losses of $150,000 for the six months ended December 31, 2024, compared to a reversal of the provision for credit losses of $270,000 for the six months ended December 31, 2023. The $25,000 provision of credit losses for off-balance sheet exposures was primarily due to an increase of $2.0 million in unfunded commitments at December 31, 2024. The $145,000 reversal of the provision for credit losses for loans recorded for the six months ended December 31, 2024, reflected continued strong asset quality, improvements in forecasted economic conditions and lower loan balances. The $30,000 reversal of the provision for credit losses on securities held to maturity for the six months ended December 31, 2024 was primarily due to improvements in economic conditions.

Non-interest income increased $3,000, or 0.9%, to $335,000 for the six months ended December 31, 2024 from $332,000 for the six months ended December 31, 2023.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest expense decreased $110,000, or 2.7%, to $3.9 million for the six months ended December 31, 2024 from $4.0 million for the six months ended December 31, 2023. The decrease was due to a $97,000 decrease in salaries and employee benefit expense primarily due to a reduction in pension costs and a $22,000 decrease in other general and administrative expense, partially offset by a $12,000 increase to data processing fees.

The Company recorded a provision for income taxes of $70,000 for the six months ended December 31, 2024, a $39,000, or 35.8%, decrease from the provision for income taxes of $109,000 for the six months ended December 31, 2023. The decrease in the provision for income taxes for the six months ended December 31, 2024 was due to the decrease in income before income taxes, offset by an increase in the deferred tax valuation allowance on the charitable contribution carryover. The deferred tax related to the charitable contribution carryover was reduced by a 100% valuation allowance because management believes that it is more likely than not that the benefit of these deferred tax assets will not be realized. The ultimate realization of these deferred tax assets is dependent upon the generation of future taxable income. The valuation allowance for these net deferred tax assets may be adjusted in the future if estimates of taxable income during the carryforward period are increased.

Balance Sheet

Assets: At December 31, 2024, total assets amounted to $362.8 million, compared to $363.4 million at June 30, 2024, a decrease of $681,000, or 0.2%. The decrease resulted primarily from decreases in cash and cash equivalents of $1.8 million, a decrease in total loans of $3.2 million, offset by an increase in securities held to maturity of $923,000. The decrease in cash and cash equivalents was primarily due to increases in securities held to maturity of $923,000, decreases in deposits of $483,000, offset by decreases in loans of $3.2 million.

Asset Quality: At December 31, 2024, there were five one- to four-family loans totaling $1.6 million rated substandard with a provision for credit loss of $11,000. Four of these loans were rated substandard due to the borrowers' inability to show sufficient rent receipts to support the debt service coverage and one loan rated substandard and on non-accrual due to non-payment. There were no loans rated special mention, doubtful or loss at December 31, 2024. There were no charge-offs or recoveries during the six months ending December 31, 2024.

Liabilities: At December 31, 2024, total liabilities amounted to $287.1 million, compared to $287.4 million at June 30, 2024, a decrease of $302,000 or 0.5%. Deposits decreased by $483,000, or 0.2%, to $270.4 million at December 31, 2024 compared to $270.8 million at June 30, 2024. The decrease was primarily due to a a decrease of $5.3 million in non-interest-bearing NOW and demand accounts and a decrease of $2.1 million in regular accounts, offset by an increase of $6.8 million in higher-yielding term certificates of deposit. The change in composition and the increase in certificates of deposit was a result of the Bank offering certificate of deposit promotions as customers seek accounts with higher interest rates.

Stockholders' Equity. Total stockholders' equity decreased $379,000, to $75.7 million at December 31, 2024, from $76.1 million at June 30, 2024. The decrease was primarily due to the changes in unearned ESOP compensation of $51,000 and stock-based compensation of $180,000, offset by the purchase of Company stock of $426,000 and the net loss for the six months ended December 31, 2024 of $168,000.

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is the federal mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, general economic conditions (including potential recessionary conditions) or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio;

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

changes in asset quality, prepayment speeds, charge-offs and/or credit loss provisions, our ability to access cost-effective funding; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the imposition of tariffs or other domestic or international governmental policies impacting the value of the products of our borrowers, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

	December 31,	June 30,
	2024	2024
Assets:
Cash and due from banks	$1,506	$1,339
Short-term investments	27,323	25,620
Total cash and cash equivalents	28,829	26,959
Securities available for sale, at fair value	103	113
Securities held to maturity, at amortized cost, net of allowance for credit losses	147,917	146,994
Federal Home Loan Bank of Boston stock, at cost	704	704
Loans:
1-4 family	136,195	138,005
Multifamily	11,720	12,066
Second mortgages and home equity lines of credit	4,004	3,372
Commercial	15,056	16,833
Total mortgage loans on real estate	166,975	170,276
Consumer	92	65
Home improvement	1,868	2,037
Total loans	168,935	172,378
Allowance for credit losses	(1,407)	(1,553)
Net deferred loan costs and fees, and purchase premiums	(376)	(387)
Loans, net	167,152	170,438
Premises and equipment, net	3,130	3,246
Accrued interest receivable	1,355	1,398
Bank-owned life insurance	10,809	10,670
Deferred tax asset	1,193	1,245
Operating lease right of use asset	812	860
Other assets	754	812
Total assets	$362,758	$363,439

Liabilities and Stockholders' Equity:
Deposits:
Non-interest-bearing NOW and demand	$27,991	$34,124
Interest-bearing NOW and demand	29,126	28,262
Regular and other	52,103	54,192
Money market accounts	22,047	21,956
Term certificates	139,091	132,307
Total deposits	270,358	270,841
Federal Home Loan Bank of Boston advances	10,350	10,350
Mortgagors' escrow accounts	1,684	1,525
Operating lease liability	833	877
Accrued expenses and other liabilities	3,862	3,796
Total liabilities	287,087	287,389

Stockholders' Equity:
Common stock	65	65
Additional paid-in capital	28,302	28,139
Treasury stock	(504)	(78)
Retained earnings	50,058	50,226
Accumulated other comprehensive loss, net of tax	-	(1)
Unearned compensation - ESOP	(2,250)	(2,301)
Total stockholders' equity	75,671	76,050
Total liabilities and stockholders' equity	$362,758	$363,439

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net (Loss) Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$1,765	$1,784	$1,758	$3,549	$3,480
Interest and dividends on debt securities:
Taxable	1,083	1,028	904	2,111	1,772
Tax-exempt	73	77	93	150	190
Interest on short-term investments and certificates of deposit	342	330	49	672	94
Total interest and dividend income	3,263	3,219	2,804	6,482	5,536

Interest expense:
Deposits	1,455	1,457	1,051	2,912	1,927
Borrowings	119	119	114	238	164
Total interest expense	1,574	1,576	1,165	3,150	2,091

Net interest income	1,689	1,643	1,639	3,332	3,445
Reversal of credit losses for securities held to maturity	(15)	(15)	(99)	(30)	(141)
Provision (reversal) of credit losses for off-balance sheet exposures	33	(8)	3	25	(12)
Reversal of credit losses for loans	(97)	(48)	(8)	(145)	(117)
Net interest income after (reversal) provsion of credit losses	1,768	1,714	1,743	3,482	3,715

Non-interest income:
Customer service fees	36	41	37	77	77
Income on bank-owned life insurance	70	69	68	139	134
Other income	59	60	67	119	121
Total non-interest income	165	170	172	335	332

Non-interest expenses:
Salaries and employee benefits	1,218	1,096	1,267	2,314	2,411
Occupancy and equipment	237	251	240	488	494
Advertising	38	36	36	74	74
Data processing	108	94	101	202	190
Deposit insurance	35	34	33	69	66
Other general and administrative	408	360	432	768	790
Total non-interest expenses	2,044	1,871	2,109	3,915	4,025

Income (loss) before income taxes	(111)	13	(194)	(98)	22
Provision for income taxes	51	19	16	70	109
Net loss	$(162)	$(6)	$(210)	$(168)	$(87)

Net loss per share:
Basic	$(0.03)	$(0.00)	$(0.03)	$(0.03)	$(0.01)
Diluted	$(0.03)	$(0.00)	$(0.03)	$(0.03)	$(0.01)

Weighted average shares outstanding:
Basic	6,271,579	6,294,603	6,284,768	6,283,091	6,283,485
Diluted	6,271,579	6,294,603	6,284,768	6,283,091	6,283,485

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$168,996	$1,765	4.18%	$171,488	$1,784	4.16%	$176,149	$1,758	3.99%
Securities (1)	148,673	1,175	3.16%	147,649	1,125	3.05%	149,187	1,022	2.74%
Cash and short-term investments	26,945	342	5.08%	26,873	330	4.91%	4,491	49	4.36%
Total interest-earning assets	344,614	3,282	3.81%	346,010	3,239	3.74%	329,827	2,829	3.43%
Non-interest-earning assets	17,169			17,170			16,875
Total assets	$361,783			$363,180			$346,702
Interest-bearing liabilities:
Interest-bearing demand deposits	$30,034	$4	0.05%	$29,753	$4	0.05%	$29,746	$4	0.05%
Savings deposits	53,149	13	0.10%	54,004	14	0.10%	58,992	15	0.10%
Money market deposits	22,216	13	0.23%	22,365	14	0.25%	24,153	15	0.25%
Certificates of deposit	136,928	1,425	4.16%	133,142	1,425	4.28%	115,397	1,017	3.53%
Total interest-bearing deposits	242,327	1,455	2.40%	239,264	1,457	2.44%	228,288	1,051	1.84%
FHLB advances	10,350	119	4.60%	10,350	119	4.60%	8,323	114	5.48%
Total interest-bearing liabilities	252,677	1,574	2.49%	249,614	1,576	2.53%	236,611	1,165	1.97%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	27,226			31,748			28,223
Other non-interest-bearing liabilities	5,934			5,809			5,968
Total liabilities	285,837			287,171			270,802
Total stockholders' equity	75,946			76,009			75,900
Total liabilities and stockholders' equity	$361,783			$363,180			$346,702
Net interest income		$1,708			$1,663			$1,664
Net interest rate spread(2)			1.32%			1.21%			1.46%
Net interest-earning assets(3)	$91,937			$96,396			$93,216
Net interest margin(4)			1.98%			1.92%			2.02%
Cost of deposits(5)			2.16%			2.15%			1.64%
Cost of funds(6)			2.25%			2.24%			1.76%
Ratio of interest-earning assets to interest-bearing liabilities	136.39%			138.62%			139.40%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $19,000, $20,000, and $25,000 for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total non-interest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total non-interest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income

(Unaudited) (In thousands)

	For the Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Securities interest income (no tax adjustment)	$1,156	$1,105	$997
Tax-equivalent adjustment	19	20	25
Securities (tax-equivalent basis)	$1,175	$1,125	$1,022
Net interest income (no tax adjustment)	$1,689	$1,643	$1,639
Tax-equivalent adjustment	19	20	25
Net interest income (tax-equivalent adjustment)	$1,708	$1,663	$1,664

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Six Months Ended
	December 31, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$170,242	$3,549	4.17%	$176,408	$3,480	3.95%
Securities (1)	148,161	2,301	3.11%	149,223	2,013	2.70%
Cash and short-term investments	26,909	672	4.99%	4,172	94	4.51%
Total interest-earning assets	345,312	6,522	3.78%	329,803	5,587	3.39%
Non-interest-earning assets	17,170			16,608
Total assets	$362,482			$346,411
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,893	$7	0.05%	$29,829	$7	0.05%
Savings deposits	53,577	27	0.10%	60,719	30	0.10%
Money market deposits	22,291	27	0.24%	25,212	32	0.25%
Certificates of deposit	135,035	2,850	4.22%	113,604	1,858	3.27%
Total interest-bearing deposits	240,796	2,911	2.42%	229,364	1,927	1.68%
FHLB advances	10,350	239	4.62%	5,947	164	5.52%
Total interest-bearing liabilities	251,146	3,150	2.51%	235,311	2,091	1.78%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	29,487			29,597
Other non-interest-bearing liabilities	5,871			5,697
Total liabilities	286,504			270,605
Total stockholders' equity	75,978			75,806
Total liabilities and stockholders' equity	$362,482			$346,411
Net interest income		$3,372			$3,496
Net interest rate spread(2)			1.27%			1.61%
Net interest-earning assets(3)	$94,166			$94,492
Net interest margin(4)			1.95%			2.12%
Cost of deposits(5)			2.15%			1.49%
Cost of funds(6)			2.24%			1.58%
Ratio of interest-earning assets to interest-bearing liabilities	137.49%			140.16%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $40,000 and $51,000 for the six months ended December 31, 2024 and December 31, 2023, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total non-interest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total non-interest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income

(Unaudited) (In thousands)

	For the Six Months Ended
	December 31,	December 31,
	2024	2023
Securities interest income (no tax adjustment)	$2,261	$1,962
Tax-equivalent adjustment	40	51
Securities (tax-equivalent basis)	$2,301	$2,013
Net interest income (no tax adjustment)	3,332	3,445
Tax-equivalent adjustment	40	51
Net interest income (tax-equivalent adjustment)	$3,372	$3,496

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